Exhibit 99.2

CONTACTS:
(Media):	Bill Mintz	(713) 296-7276
	Bob Dye	(713) 296-6662

(Investors):	Tom Chambers	(713) 296-6685
	Rob Rayphole	(713) 296-6160

(Web site):	www.apachecorp.com
APACHE TO ACQUIRE BP ASSETS IN PERMIAN BASIN, CANADA AND EGYPT FOR $7 BILLION
•	Legacy assets complement existing operations in all three areas

•	Adds proved reserves of 385 million barrels of oil equivalent and approximately 83,000 boe per day of production

•	Substantial development opportunities and additional resource potential
     Houston, July 20, 2010 — Apache Corporation (NYSE, Nasdaq: APA) today announced it has agreed to acquire all of BP’s oil and gas operations, acreage and infrastructure in the Permian Basin of West Texas and New Mexico and Egypt’s Western Desert. Apache also will acquire substantially all of BP’s upstream natural gas business in western Alberta and British Columbia. Apache will pay $7 billion for the assets, which include estimated proved reserves of 385 million barrels of oil equivalent (boe).
     Net production from the properties in the first half of 2010 was 28,000 barrels of liquid hydrocarbons and 331 million cubic feet of gas (MMcf) per day, or a total of approximately 83,000 boe per day. By comparison, in the just-completed second quarter of 2010 Apache produced 646,866 boe per day. The transaction also adds 2.4 million net acres to Apache’s global portfolio.
     “This is a rare opportunity to acquire legacy positions from a major oil company, with oil and gas production, acreage, infrastructure, seismic data, field studies, exploration prospects and other essential aspects of our business,” said G. Steven Farris, Apache’s chairman and chief executive officer. “We seldom have an opportunity like this in one of our core areas let alone three. This is a step change that will add muscle, enabling Apache to add value for decades to come through our demonstrated exploitation capabilities and exploration drilling.”

     The effective date of the transaction is July 1, 2010. Closing is subject to certain preferential rights as well as normal regulatory approvals and conditions in the United States, Canada, Egypt and the European Union. As a part of the acquisition, Apache will advance $5 billion of the purchase price to BP on July 30, 2010, ahead of the anticipated closing. This advance will be returned to Apache or applied to the purchase price at closing. Apache intends to finance the acquisition with a combination of debt and equity securities as well as cash on hand. The company has also obtained a $5 billion bridge loan facility to backstop any financing requirements.
     Apache expects the transaction to be modestly accretive to cash flow and per-share production and reserves and neutral to earnings per share in the first full year.
Permian Basin acquisition
     Apache is acquiring 10 field areas in the Permian Basin with estimated proved reserves of 141 million boe (65 percent liquids), first-half 2010 net production of 15,110 barrels of liquids and 81 MMcf of gas per day, and two operated gas processing plants.
     “These are under-exploited assets with 1.7 million gross acres — including 405,000 net mineral and fee acres — in prospective areas of the basin with substantial opportunities for new drilling.” Farris said.
     Apache produced 42,287 barrels of liquids and 86 MMcf of gas per day (net) in the Permian Basin during the second quarter of 2010. At year-end 2009, Apache had proved reserves of 469 million boe and 961,000 gross acres in the Permian.
Canada acquisition
     Apache is acquiring resource-rich acreage in western Canada with estimated proved reserves of 224 million boe (94 percent gas) and first-half 2010 net production of 6,529 barrels of liquids and 240 MMcf of gas per day.

     “We are buying a substantial production base and 1.3 million net acres that include significant positions in several emerging unconventional plays including the Montney, Cadomin, Doig and coalbed methane,” Farris said.
     In the second quarter, Apache’s Canadian operations produced 340 MMcf of gas and 16,557 barrels of liquids per day. At year-end 2009, Apache had 531 million boe of proved reserves and 5.6 million gross acres in Canada.
Egypt acquisition
     Apache is acquiring four development leases and one exploration concession across 394,300 acres in Egypt’s Western Desert. The assets have estimated proved reserves of 20 million boe (59 percent liquids), and first-half 2010 net production of 6,016 barrels of oil and 11 MMcf of gas per day.
     “This is under-explored acreage in a highly prospective area of the Western Desert; a 3-D seismic acquisition program is under way,” Farris said. “BP’s holdings also include strategically positioned infrastructure including a natural gas processing plant, a liquefied petroleum gas plant and oil and gas export lines. These facilities will enable Apache to increase production from our existing fields in the Western Desert.”
     Apache’s second-quarter net production in Egypt averaged 98,495 barrels of oil per day — up 8.5 percent from the first quarter — and 388 MMcf of gas per day, up 7 percent. At year-end 2009, Apache had estimated proved reserves of 309 million boe and 11.1 million gross acres in Egypt.
     “This transaction provides a sustainable growth platform for Apache’s onshore North America operations that complements our recent transaction with Devon Energy Corp. in the Gulf of Mexico and our pending merger with Mariner Energy, as well as strategic infrastructure and exploration potential in Egypt,” Farris said. “We appreciate the opportunity and the professional manner in which BP employees conducted themselves. Their cooperation was a key ingredient for this transaction to come together.”

     Apache’s financial advisors for these transactions were Goldman, Sachs & Co., BofA Merrill Lynch, Citi and J.P. Morgan.
     Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina. From time to time, Apache posts announcements, updates and investor information, in addition to copies of all press releases, on its Web site, www.apachecorp.com.
     Note: Apache will conduct a conference call to discuss the acquisition of BP’s assets in the Permian Basin, Canada and Egypt at 4 p.m. Central time on Tuesday, July 20. The call will be webcast from Apache’s website, www.apachecorp.com. The webcast replay and podcast will be archived on Apache’s web site. The conference call will be available for delayed playback by telephone for one week beginning at approximately 6 p.m. on July 20. To access the telephone playback, dial (800) 642-1687 and enter conference ID #89490183.
Additional Information
     This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Apache has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a preliminary proxy statement of Mariner that also constitutes a preliminary prospectus of Apache. A definitive proxy statement/prospectus will be mailed to stockholders of Mariner. Apache and Mariner also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF MARINER ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov. Copies of the documents filed with the SEC by Apache will be available free of charge on Apache’s website at www.apachecorp.com under the tab “Investors” or by contacting Apache’s Investor Relations Department at 713-296-6000. Copies of the documents filed with the SEC by Mariner will be available free of charge on Mariner’s website at www.mariner-energy.com under the tab “Investor Information” or by contacting Mariner’s Investor Relations Department at 713-954-5558. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

     Apache, Mariner, their respective directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies from stockholders of Mariner in connection with the proposed transaction. Information regarding Apache’s directors and officers can be found in its proxy statement filed with the SEC on March 31, 2010, and information regarding Mariner’s directors and officers can be found in its proxy statement filed with the SEC on April 1, 2010. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Forward-Looking Statements
     Statements in this document include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, future plans or other statements other than statements of historical fact, are forward-looking statements. We can give no assurance that such expectations will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, including: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; negative effects from the pendency of the merger; our ability to achieve the synergies and value creation contemplated by the proposed transaction; our ability to promptly and effectively integrate the merged businesses; and the diversion of management time on transaction-related issues. Other factors that could materially affect actual results are discussed in Apache’s and Mariner’s most recent Forms 10-K as well as each company’s other filings with the SEC available at the SEC’s website at www.sec.gov. Actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.